EXHIBIT 4.8

Employment agreement – Mr Peter A McKinnon (as Executive General Manager, People & Culture)

The employment agreement of Mr Peter A McKinnon is incorporated by reference to National Australia Bank Limited’s Annual Report on Form 20-F for the fiscal year ended September 30, 2004 as filed with the Commission on January 20, 2005.